EXECUTIVE EMPLOYMENT AGREEMENT

                         DATED AS OF JANUARY 1, 2006

                                   BETWEEN

                             COMMAND CENTER, INC.

                                     AND

                              THOMAS E. GILBERT


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                             EMPLOYMENT AGREEMENT

      This EXECUTIVE EMPLOYMENT AGREEMENT (the "Agreement") made this 1st day of January, 2006 (the "Effective Date"), by and between COMMAND CENTER, INC., a Washington corporation (hereinafter called "Company") and THOMAS E. GILBERT, an individual (hereinafter called "Executive").

                                   RECITALS

      A. Company desires to employ Executive and Executive desires to accept such employment, all on the terms and conditions hereinafter set forth.

                                  AGREEMENT

      NOW, THEREFORE, in consideration of the premises and of the mutual covenants set forth in this Agreement, the parties hereto agree as follows:

      1. EMPLOYMENT.

            Subject to the terms and conditions of this Agreement, Company hereby employs Executive, and Executive hereby accepts such employment, as the Chief Operating Officer of Company and in such other capacities and for such other duties and services as will from time to time be mutually agreed upon by Company and Executive, consistent with the position of the Chief Operating Officer and reporting directly to the Company's Chief Executive Officer and the Company's Board of Directors.

      2. FULL TIME OCCUPATION.

            Executive will devote Executive's entire business time, attention, and efforts as reasonably necessary to the performance of Executive's duties under this Agreement, and will serve Company faithfully and diligently and will not engage in any other employment while employed by Company.

      3. COMPENSATION AND OTHER BENEFITS.

            (a) SALARY. During the Employment Period (as defined herein), Company will pay to Executive, as full compensation for the services rendered by Executive, a base salary at a rate of $120,000 per annum ("Base Salary"). Company will pay the Base Salary in accordance with Company's established payroll procedures. Payments will be made in monthly installments, or in such other periodic installments upon which Company and Executive will mutually agree.

            (b) BONUS; OPTIONS. In addition to the Base Salary, Executive will be eligible to receive annual bonus compensation (the "Annual Bonus") and such stock or option grants in an amount to be set by the Company's Board of Directors, acting in its sole and absolute discretion.

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            (c) BENEFITS. During the Employment Period, Executive will be entitled to participate in any group insurance, pension, retirement, vacation, expense reimbursement, stock option, and other plans, programs, and benefits approved by the Board of Directors of Company and made available from time to time to executive employees of Company generally during the term of Executive's employment hereunder. The foregoing will not obligate Company to adopt or maintain any particular plan, program, or benefit.

            (d) REIMBURSEMENT. During the Employment Period, Company will reimburse Executive for all travel and entertainment expenses and other ordinary and necessary business expenses incurred by Executive in connection with the business of Company and Executive's duties under this Agreement. The term "business expenses" will not include any item not deductible by Company for federal income tax purposes. Company's obligations under this Section 3(d) include reimbursement for the costs of Executive's spouse to accompany Executive on business travel, only if approved in writing by Company's Chief Executive Officer prior to such travel. To obtain reimbursement, Executive will submit to Company receipts, bills, or sales slips for the expenses incurred.

      4. TERM OF EMPLOYMENT.

            (a) EMPLOYMENT TERM. The term of Executive's employment hereunder will commence on the Effective Date and will continue for a period of three years following the Effective Date, unless and until terminated by either party pursuant to the terms of this Agreement (such period and any extensions thereof, the "Employment Period"). The term of Executive's employment hereunder will automatically renew for successive one-year terms, unless and until terminated by either party giving written notice to the other not less than 30 days prior to the end of the then-current term or as otherwise set forth in this Agreement.

            (b) TERMINATION UNDER CERTAIN CIRCUMSTANCES. Notwithstanding anything to the contrary herein contained:

                  (i) DEATH. Executive's employment will be automatically terminated, without notice, effective upon the date of Executive's death.

                  (ii) DISABILITY. If Executive will fail to perform any of Executive's job duties under this Agreement as the result of illness or other incapacity, with or without reasonable accommodation, for a period of more than eight consecutive weeks, or for more than eight weeks within any six-month period, as determined by Company, Company may, at its option, and upon notice to Executive, terminate Executive's employment effective on the date of that notice.

                  (iii) CAUSE. Company may terminate Executive's employment during the Employment Period for Cause. For purposes of this Agreement, "Cause" will mean any of the following:

                        (1) the failure of Executive to perform Executive's duties pursuant to this Agreement to the reasonable satisfaction of the Board of Directors, which remains uncured for 15 days after a written demand for performance is delivered to Executive by the Board of Directors or an executive officer of Company that specifically identifies the manner in which the Board of Directors or such executive officer believes that Executive has not performed Executive's duties;

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                        (2) Executive's indictment for, or conviction of, a
crime involving moral turpitude whether or not relating to Company;

                        (3) gross negligence or willful misconduct by Executive in the performance of his duties as an employee of Company;

                        (4) the association, directly or indirectly, of Executive, for his profit or financial benefit, with any person, firm, partnership, association, entity, or corporation that competes with Company;

                        (5) the disclosing or using of any material Confidential Information (as hereinafter defined) of Company at any time by Executive, except as required in connection with his duties to Company;

                        (6) the breach by Executive of his fiduciary duty or duty of trust to Company, including, but not limited to, the commission by Executive of an act of fraud or embezzlement against Company;

                        (7) chronic absenteeism;

                        (8) substance abuse; or

                        (9) any other material breach by Executive of any of the terms or provisions of this Agreement, which other material breach is not cured within ten business days of notice by the Company.

                  (iv) CHANGE OF CONTROL. In the event of a Change of Control (as defined below), Company or Executive may, each at their respective options, upon written notice to the other, terminate Executive's employment by providing the other party with 30 days' written notice after the effective date of the Change of Control. For the purposes of this Agreement, a "Change in Control" will be deemed to have occurred if and when:

                        (1) TURNOVER OF BOARD. The following individuals no longer constitute a majority of the members of the Board of Directors of
Company: (1) the individuals who, as of the Effective Date, constitute the Board of Directors of Company (the "Current Directors"); (2) the individuals who thereafter are elected to the Board of Directors of Company and whose election, or nomination for election, to the Board of Directors of Company was approved by a vote of at least two-thirds (2/3) of the Current Directors then still in office (such directors becoming "Additional Directors" immediately following their election); and (3) the individuals who are elected to the Board of Directors of Company and whose election, or nomination for election, to the Board of Directors of Company was approved by a vote of at least two-thirds (2/3) of the Current Directors and Additional Directors then still in office (such directors also becoming Additional Directors immediately following their election);

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                        (2) TENDER OFFER. A tender offer or exchange offer is
made whereby the effect of such offer is to take over and control Company, and such offer is consummated for the equity securities of Company representing 20% or more of the combined voting power of Company's then outstanding voting securities;

                        (3) MERGER OR CONSOLIDATION. The shareholders of Company will approve a merger, consolidation, recapitalization, or reorganization of Company, or consummation of any such transaction if shareholder approval is not obtained, other than any such transaction that would result in at least 75% of the total voting power represented by the voting securities of the surviving entity outstanding immediately after such transaction being beneficially owned by the holders of outstanding voting securities of Company immediately prior to the transaction, with the voting power of each such continuing holder relative to other such continuing holders not substantially altered in the transaction; or

                        (4) LIQUIDATION OR SALE OF ASSETS. The shareholders of Company will approve a plan of complete liquidation of Company or an agreement for the sale or disposition by Company of all or a substantial portion of Company's assets (i.e., 50% or more of the total assets of Company) to another person or entity, which is not a wholly owned subsidiary of Company

                  (v) WITHOUT CAUSE

                        (1) Executive may terminate this Agreement at any time upon giving to Company written notice sixty days in advance of the proposed termination date.

                        (2) Company may terminate this Agreement at any time before the expiration of this Agreement without cause by giving to Executive written notice sixty days in advance of the proposed termination date.

                  (vi) RESULT OF TERMINATION.

                        (1) In the event of the termination of Executive's employment pursuant to Section 4(b)(iii) or Section 4(b)(v)(1) above, Executive will receive no further compensation under this Agreement following the date of termination.

                        (2) In the event of the termination of Executive's employment pursuant to Section 4(b)(i) or 4(b)(ii) above, Executive or Executive's personal representative or estate will continue to receive Executive's Base Salary during the six-month period following the date of termination of Executive's employment.

                        (3) 1)In the event of the termination of Executive's employment pursuant to Section 4(b)(iv) above, Executive will continue to receive his Base Salary for the 12-month period following the date of termination of Executive's employment pursuant to this Agreement.

                        (4) In the event of termination of Executive's employment during the initial three year term pursuant to Section 4(b)(v)(2) above, Executive will continue to receive his Base Salary for the 12 month period following the date of termination of Executive's employment. In the event of termination of Executive's employment during any subsequent one year term pursuant to Section 4(b)(v)(2) above, Executive will continue to receive his Base Salary until the expiration of the one year term in effect when the notice of termination is given.

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                        (4) Executive will continue to be bound by Sections 5
and 6 of this Agreement following termination of Executive's employment on any basis set forth in this Section 4(b).

      5. COMPETITION AND CONFIDENTIAL INFORMATION.

            (a) NON-COMPETITION. During the term of Executive's employment with Company and for the period ending 12-months after the termination of Executive's employment with Company, regardless of the reason therefor, Executive will not (whether directly or indirectly, as owner, principal, agent, stockholder, director, officer, manager, executive, partner, participant, or in any other capacity) engage or become financially interested in any competitive business conducted within the Restricted Territory or solicit, canvas, or accept, or authorize any other person, firm, or entity to solicit, canvas, or accept, from any customers of Company or its subsidiaries, any business within the Restricted Territory for Executive or for any other person, firm, or entity. As used herein, "customers of Company" will mean any persons, firms, or entities that purchased goods or services from Company during the Employment Period; "competitive business" will mean any business which sells or provides or attempts to sell or provide products or services the same as or substantially similar to the products or services sold or provided by Company or any of its subsidiaries; and the "Restricted Territory" will mean the United States or, in the alternative, in the event any reviewing court finds the United States to be overbroad or unenforceable, within 25 miles of any existing or proposed office location of Company.

            (b) CONFIDENTIAL INFORMATION. Executive will maintain in strict secrecy all confidential or trade secret information relating to the business of Company or any of its subsidiaries (the "Confidential Information") obtained by Executive in the course of Executive's employment, and Executive will not, unless first authorized in writing by Company, disclose to, or use for Executive's benefit or for the benefit of any person, firm, or entity at any time either during or subsequent to the term of Executive's employment with Company, any Confidential Information, except as required in the performance of Executive's duties on behalf of Company. For purposes hereof, "Confidential Information" will include, without limitation, any trade secrets, knowledge, or information with respect to processes, inventions, formulae, machinery, manufacturing techniques, or know-how; any business methods or forms; any names or addresses of customers or data on customers or suppliers; and any business policies or other information relating to or dealing with the purchasing, sales, or distribution policies or practices of Company.

            (c) RETURN OF BOOKS AND PAPERS. Upon the termination of Executive's employment with Company for any reason, Executive will deliver promptly to Company all catalogues, manuals, memoranda, drawings, and specifications; all cost, pricing, and other financial data; all customer information; all other written or printed materials which are the property of Company or any of its subsidiaries (and any copies of them); and all other materials which may contain Confidential Information relating to the business of Company or any of its subsidiaries, which Executive may then have in Executive's possession whether prepared by Executive or not.

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            (d) DISCLOSURE OF INFORMATION. Executive will disclose promptly to
Company, or its nominee, any and all ideas, designs, processes, and improvements of any kind relating to the business of Company or any of its subsidiaries, whether patentable or not, conceived or made by Executive, either alone or jointly with others, during working hours or otherwise, during the entire period of Executive's employment with Company, or within six months thereafter.

            (e) ASSIGNMENT. Executive hereby assigns to Company or its nominee, the entire right, title, and interest in and to all discoveries and improvements, whether patentable or not, which Executive may conceive or make during Executive's employment with Company, or within six months thereafter, and which relate to the business of Company or any of its subsidiaries.

            (f) EQUITABLE RELIEF. In the event a violation of any of the restrictions contained in this Section 5 is established, Company will be entitled to preliminary and permanent injunctive relief as well as damages and an equitable accounting of all earnings, profits, and other benefits arising from such violation, which right will be cumulative and in addition to any other rights or remedies to which Company may be entitled. In the event of a violation of any provision of this Section 5, the period for which those provisions would remain in effect will be extended for a period of time equal to that period beginning when such violation commenced and ending when the activities constituting such violation will have been finally terminated in good faith.

            (g) RESTRICTIONS SEPARABLE. Each and every restriction set forth in this Section 5 is independent and severable from the others, and no such restriction will be rendered unenforceable by virtue of the fact that, for any reason, any other or others of them may be unenforceable in whole or in part.

            (h) NO VIOLATION. The execution and delivery of this Agreement and the performance of Executive's services contemplated hereby will not violate or result in a breach by Executive of, or constitute a default under, or conflict with: (i) any provision or restriction of any employment, consulting, or other similar agreement; (ii) any agreement by Executive with any third party not to compete with, solicit from, or otherwise disparage such third party; (iii) any provision or restriction of any agreement, contract, or instrument to which Executive is a party or by which Executive is bound; or (iv) any order, judgment, award, decree, law, rule, ordinance, or regulation or any other restriction of any kind or character to which Executive is subject or by which Executive is bound. Executive agrees to indemnify and hold Company and each of its officers, directors, stockholders, employees, and agents (each an "Indemnitee") harmless for, from, and against any and all damages, losses, liabilities, fines, penalties, costs, and expenses (including, without limitation, reasonable counsel fees, costs, and expenses) incurred in the investigation, defense, or settlement with respect to or arising out of any demand, claim, inquiry, investigation, proceeding, action, or cause of action that any Indemnitee may suffer or incur by reason of any breach of this Section 5.

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      6. MISCELLANEOUS.

            (a) 2)NOTICES. All notices, requests, demands, and other communications required or permitted under this Agreement will be in writing and will be deemed to have been duly given and received: i) if mailed by registered or certified mail, three business days after deposit in the United States mail, postage prepaid, return receipt requested; ii) upon confirmation of a receipt of a facsimile or e-mail transmission; iii) if hand delivered, upon delivery against receipt or upon refusal to accept the notice; or iv) if delivered by a standard overnight courier, one business day after deposit with such courier, postage prepaid, in each case, addressed to such party at the address set forth below:

      (i)   If to Company:

                        Command Center, Inc.
                        3773 West Fifth Avenue
                        Post Falls, ID 83854
                        Fax:  208-777-0428
                        Attn:  Glenn Welstad

                        with a copy to:
                        --------------

                        Law Offices of Ronald L. Junck
                        6918 E Buckhorn Trail
                        Scottsdale, AZ 85262
                        Fax: 480-502-1045
                        Attn:  Ronald Junck

      (ii)  If to Executive:

                        Thomas E. Gilbert
                        3936 N Miners Loop
                        Coeur d'Alene, ID 83815
                        Fax: 303-496-0264

Either party may alter the address to which communications or copies are to be sent by giving notice of such change of address in conformity with the provisions of this Section 6(a) for the giving of notice.

            (b) INDULGENCES. Neither any failure nor any delay on the part of either party to exercise any right, remedy, power, or privilege under this Agreement will operate as a waiver thereof, nor will any single or partial exercise of any right, remedy, power, or privilege preclude any other or further exercise of the same or of any other right, remedy, power, or privilege, nor will any waiver of any right, remedy, power, or privilege with respect to any occurrence be construed as a waiver of such right, remedy, power, or privilege with respect to any other occurrence.

            (c) CONTROLLING LAW, JURISDICTION AND VENUE. This Agreement and all questions relating to its validity, interpretation, performance, and enforcement will be governed by and construed in accordance with the laws of the state of Idaho, notwithstanding any Idaho or other conflict-of-interest provisions to the contrary. Jurisdiction of and venue for any legal action between the parties shall be in the state and federal courts serving Kootenai County, Idaho and the parties hereby consent to such jurisdiction and venue.

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            (d) BINDING NATURE OF AGREEMENT. This Agreement will be binding upon and inure to the benefit of the parties hereto and their respective heirs, personal representatives, successors, and assigns except that no party may assign or transfer such party's rights or obligations under this Agreement without the prior written consent of the other party.

            (e) EXECUTION IN COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which will be deemed to be an original as against any party whose signature appears thereon, and all of which will together constitute one and the same instrument. This Agreement will become binding when one or more counterparts hereof, individually or taken together, will bear the signatures of the parties reflected hereon as the signatories.

            (f) PROVISIONS SEPARABLE. The provisions of this Agreement are independent of and separable from each other, and no provision will be affected or rendered invalid or unenforceable by virtue of the fact that for any reason any other or others of them may be invalid or unenforceable in whole or in part.

            (g) ENTIRE AGREEMENT. This Agreement contains the entire understanding between the parties hereto with respect to the subject matter hereof, and supersedes all prior and contemporaneous agreements and understandings, inducements, and conditions, express or implied, oral or written, except as herein contained. The express terms hereof control and supersede: (a) any course of performance and/or usage of the trade inconsistent with any of the terms hereof; and (b) any provision of any other plan or agreement maintained by Company for the benefit of its employees generally inconsistent with any of the terms hereof. This Agreement may not be modified or amended other than by an agreement in writing signed by the parties hereto.

            (h) PARAGRAPH HEADINGS. The paragraph headings in this Agreement are for convenience only; they form no part of this Agreement and will not affect its interpretation.

            (i) GENDER. Words used herein, regardless of the number and gender specifically used, will be deemed and construed to include any other number, singular or plural, and any other gender, masculine, feminine, or neuter, as the context requires.

            (j) NUMBER OF DAYS. In computing the number of days for purposes of this Agreement, all days will be counted, including Saturdays, Sundays, and holidays; provided, however, that if the final day of any time period falls on a Saturday, Sunday, or holiday, then the final day will be deemed to be the next day which is not a Saturday, Sunday, or holiday.

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      IN WITNESS WHEREOF, the parties hereto have executed this Executive
Employment Agreement as of Effective Date.

                                    COMMAND CENTER, INC., a Washington
                                    corporation

                                    By:
                                        --------------------------------------
                                    Name: Glenn Welstad
                                    Title:
                                           ----------------------------------


                                    ---------------------------------
                                    Thomas E. Gilbert, an individual



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